Exhibit 99.1
                                                                  News Release

FOR IMMEDIATE RELEASE


Contacts:
Jerome I. Feldman                                         Scott N. Greenberg
Chairman & CEO                                            President & CFO
914) 249-9750                                             (914) 249-9729


                      GP Strategies Reports RESULTS For The
                          QUARTER ENDED MARCH 31, 2003
                  IMPROVEMENT FROM FOURTH QUARTER 2002 RESULTS

NEW YORK, May 15, 2003--GP Strategies Corporation (NYSE: GPX), a global provider of training, e-Learning solutions, management consulting and engineering services, today announced results for the quarter ended March 31, 2003.

Net sales were $36.1 million for the first quarter ended March 31, 2003 as compared to net sales of $36.1 million for the quarter ended December 31, 2002 and $40.2 million for the quarter ended March 31, 2002. For the first quarter ended March 31, 2003 gross margin increased slightly as compared to the fourth quarter of 2002 as a result of cost reductions at General Physics. However, net sales and gross margin for the first quarter of 2003 decreased as compared to the first quarter of 2002 primarily as a result of a reduction in revenue from the automotive division and the e-Learning division of the manufacturing and process segment.

For the quarter ended March 31, 2003, net loss was $0.7 million, as compared to net loss of $1.6 million for the quarter ended December 31, 2002 and net income of $0.2 million for the quarter ended March 31, 2002.

During the first quarter of 2003, the company's gross margins were also negatively impacted by the elimination of a minor product line in the optical molding operations at MXL Industries' Illinois facility.

During the first quarter of 2003, the company incurred approximately $.4 million of severance costs, $.2 million of which is included in cost of sales. The company also incurred $.3 million of expenses relating to the final bidding stages of the company's sales and dealership training proposals. In addition, during the first quarter of 2003, the company reduced its selling, general and administrative expenses by approximately $.4 million, as compared to the first quarter of 2002, as a result of its continued personnel reductions, the relocation of the corporate office and other related operating expenses.


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GP STRATEGIES REPORTS FIRST QUARTER RESULTS

Page 2

Results for the quarter ended March 31, 2003 include a non-cash credit on a deferred compensation plan of $0.3 million and investment and other income, net of $.2 million.

The Company has reduced its debt outstanding under its revolving credit agreement by approximately 31% to approximately $22.4 million at March 31, 2003 from approximately $32.3 million at December 31, 2001. The debt levels at March 31, 2003 remained consistent with the debt outstanding under the revolving credit agreement at December 31, 2002.


About GP Strategies Corporation

GP Strategies, whose principal operating subsidiary is General Physics Corporation, is a NYSE listed company (GPX). General Physics is a workforce development company that improves the effectiveness of organizations by providing training, management consulting, e-Learning Solutions and engineering services that are customized to meet the specific needs of clients. Programs have been developed for service managers and executives, engineers, sales associates, plant operators, the maintenance and purchasing workforces and information technology professionals in the public and private sectors in North and South America, Europe and Asia. Clients include Fortune 500 companies, manufacturing, process and energy industries, and other commercial and government customers. Additional information about GP Strategies may be found at www.gpstrategies.com and about General Physics may be found at www.gpworldwide.com.

The company has scheduled an investor conference call for 3:00 p.m. EDT today. The dial-in number for the live conference call will be 888-273-9887 (612-332-0523 Outside the United States). A telephone replay of the call will also be available beginning at 4:45 p.m. on May 15. To listen to the replay, dial 800-475-6701 (320-365-3844 Outside the United States) and enter reservation number 684872.

The forward-looking statements contained herein reflect managements' current expectations regarding future growth, results of operations, performance and business prospects and opportunities. Wherever possible, words such as "anticipate," "believe," "plan," "expect" and similar expressions have been used to identify these forward- looking statements. These statements reflect our current beliefs and are based on information currently available to us.Except as otherwise required by federal securities law, the company is not obligated to update or revise these forward-looking statements to reflect new events or circumstances. Accordingly, these statements are subject to certain risks and uncertainties which could cause our actual growth, results, performance and business prospects and opportunities to differ from those expressed in, or implied by these statements, including, but not limited to, those risks and uncertainties detailed in GP Strategies' periodic reports and registration statements filed with the Securities and Exchange Commission.

                                  TABLES FOLLOW




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GP STRATEGIES REPORTS FIRST QUARTER RESULTS

PAGE 3


An unaudited comparative summary of GP Strategies' consolidated net sales and net (loss) income for the quarters ended March 31, 2003, December 31, 2002 and March 31, 2002 is as follows (in thousands):


                                                                           Quarter Ended
                                                      ----------------------------------------------------
                                                            March 31,       December 31,         March 31,
                                                               2003            2002               2002
                                                         -------------  ------------------  --------------
Manufacturing & Process                                    $ 32,238          $ 32,146         $ 35,165
Information Technology                                        1,633             1,698            2,305
Optical Plastics                                              2,216             2,305            2,756
                                                         ----------        ----------       ----------
Net Sales                                                  $ 36,087          $ 36,149         $ 40,226
                                                           ========          ========         ========

                                                                           Quarter Ended
                                                        --------------------------------------------------
                                                            March 31,         December 31,       March 31,
                                                               2003              2002             2002
                                                        --------------     -------------------------------
Net sales                                                 $  36,087          $ 36,149        $  40,226
Costs of sales                                               32,259            32,463           34,778
                                                         ----------         ---------        ---------
Gross margin                                                  3,828             3,686            5,448
Selling, general and administrative expenses                 (4,423)           (5,001)          (4,326)
Interest expense                                               (596)             (687)            (754)
Investment and other income (loss), net                         160            (1,445)            (435)
Gains on marketable securities                                   74               590              440
                                                      -------------       -----------       ----------
(Loss) income before income taxes                              (957)           (2,857)             373
Income tax benefit (expense)                                    254             1,248             (168)
                                                       ------------        ----------       -----------
Net (loss) income                                       $      (703)        $  (1,609)       $     205
                                                        ============        =========        =========

Net (loss) income per share:
Basic and Diluted                                       $       (.04)       $     (.10)      $      .01
                                                        ==============      ===========       ==========



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